UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2006
Linn Energy, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-51719	65-1177591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Washington Road, 8th Floor Pittsburgh, Pennsylvania	15228
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (412) 440-1400
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
The information set forth in Item 4.02 below and in the press release attached hereto as Exhibit 99.1 is incorporated herein by reference.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
The Company has notified The Nasdaq Stock Market, Inc. that it has filed an extension notification with the Securities and Exchange Commission for its Annual Report on Form 10-K for the year ended December 31, 2005 in connection with a restatement of financial results for the period March 13, 2003 (inception) through December 31, 2003 and for the year ended December 31, 2004.
Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
On March 31, 2006, the Company’s Audit Committee concluded that the financial statements of the Company and its subsidiaries for the period March 13, 2003 (inception) through December 31, 2003 and for the year ended December 31, 2004 and the auditors’ reports for such financial statements should not be relied upon. The Audit Committee has discussed these matters with KPMG, LLP, the Company’s independent auditors, which concurred with the Audit Committee’s conclusion. The Company will restate financial results for the prior periods identified above principally relating to adjustments identified by the Company relating to the accounting for the purchase price of acquisitions of natural gas and oil properties completed during those periods. When the Company acquires natural gas and oil properties, the effective date of such acquisitions is typically earlier than the closing date. The Company then receives cash for the natural gas and oil produced subsequent to the effective date. Amounts received for natural gas and oil produced by acquired companies from the effective date to the closing date of the respective acquisitions were recognized in the 2003 and 2004 periods as revenue instead of as an adjustment to the purchase price of the related acquisition. The Company currently estimates that the purchase price accounting adjustments will decrease revenue by approximately $1.4 million and $1.7 million, and increase net loss (after giving effect to associated adjustments to operating expense and depreciation, depletion and amortization expense) by approximately $0.8 million and $1.2 million, for the 2003 and 2004 periods, respectively. The Company does not currently expect adjustments to the information provided in its earnings release for the year ended December 31, 2005 reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2006, except for amounts affecting depreciation, depletion and amortization expense for the period.
The Company plans to complete its evaluation of this matter prior to the filing of its Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”), and plans to file restated financial statements for the period from March 13, 2003 (inception) through December 31, 2003 and for the year ended December 31, 2004 with the filing of its 2005 Form 10-K.
Because preparation and completion of the Company’s financial statements in connection with its 2005 Form 10-K including the restatements to its financial statements described above are ongoing, the financial information presented herein, including the effect of the accounting adjustments described above, is preliminary and subject to adjustment.
Item 8.01 Other Events
The Company has obtained a waiver from its lenders under its Credit Agreement dated as of April 13, 2005, as amended (the “Credit Facility”), for a 60-day period with regard to its covenant to provide annual audited financial statements to the administrative agent under the facility by March 31, 2006. The waiver will also permit the Company to be able to make anticipated cash distributions to its unitholders with respect to the first quarter of 2006 under the terms of the Credit Facility.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press Release issued by Linn Energy, LLC dated April 3, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Linn Energy, LLC
Date: April 3, 2006	/s/ Donald T. Robinson

Donald T. Robinson Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release issued by Linn Energy, LLC dated April 3, 2006